EXHIBIT 7.a

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 of our report dated February 13, 1998, relating to the financial statements of The Guardian Separate Account K and our report dated February 10, 1998, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



        s/Price Waterhouse LLP
        ----------------------
        PRICE WATERHOUSE LLP



New York, New York
April 24, 1998